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                                  NSAR ITEM 77O

                               VK Technology Fund
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                   PURCHASED FROM      AMOUNT OF SHARES        % OF          DATE OF
                                                                                      PURCHASED         UNDERWRITING     PURCHASE


         1                     Digital Insight             Montgomery Securities      15,000                  0.23%       09/30/99
         2                Acme Communications, Inc.            Merrill Lynch          25,000                  0.23%       09/30/99
         3                Breakaway Solutions, Inc.            DB Alex Brown           2,400                  0.08%       10/05/99
         4                Illuminet Holdings, Inc.           Hambrecht & Quist         4,900                  0.12%       10/08/99
         5          Women.com Networks Inc.                 Salomon Smith Barney       1,200                  0.03%       10/14/99
         6                       Cysive, Inc                    First Union           12,600                  0.11%       10/15/99
         7                       Radio Unica                    Bear Stearns          15,000                  0.21%       10/18/99
         8                 Extreme Networks, Inc.            Robertson Stephens       16,600                  0.25%       10/19/99
         9                  Aether Systems, Inc.                    DLJ                9,000                  0.15%       10/20/99
        10                   MCK Communications                Dain Rauscher           1,400                  0.04%       10/22/99
        11              Intertrust Technologies Corp.           J.P. Morgan           11,500                  0.17%       10/26/99
        12                    Tickets.com Inc.                    SG Cowen             9,200                  0.13%       11/03/99
        13                      Expedia, Inc.                Janney Montgomery         9,600                  0.18%       11/09/99
        14                     Immersion Corp.                  Bear Stearns           2,100                  0.04%       11/12/99
        15                      Virata Corp.                    SBC Warburg           11,700                  0.23%       11/16/99
        16                 MetaSolv Software, Inc.            Jefferies & Co.          5,800                  0.11%       11/17/99
        17                     CacheFlow Inc.                  Dain Rauscher           3,500                  0.07%       11/18/99
        18                    FreeMarkets, Inc.                     DLJ                6,600                  0.18%       12/09/99
        19                 Infonet Services Corp.              Merrill Lynch          11,900                  0.02%       12/15/99
        20                      Xpedior Inc.                    First Union           35,400                  0.41%       12/16/99
        21                        Sequenom                        Warburg             38,500                  0.77%       01/24/00
        22                      Homestore.com                  Merrill Lynch          12,300                  0.05%       01/15/00
        23                       Therma-Wave                  Bank of America         72,000                  0.80%       01/27/00
        24                 Quantum Effect Devices             Lehman Brothers         30,000                  0.95%       01/31/00
        25                    Network Solutions                  JP Morgan            18,000                  0.23%       02/04/00
        26                 Cypress Communications               Bear Stearns          81,500                  0.80%       02/09/00
        27                         Diversa                      Bear Stearns          58,000                  0.80%       02/09/00
        28

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Underwriting for #1.

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Banc of America Securities LLC
Friedman, Billings, Ramsey & Co.

Underwriting for #2

Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley & Co. Incorporated
CIBC World Markets Corp.

Underwriting for #3

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Deutsche Bank Securities, Inc.

Underwriting for #4.

Morgan Stanley & Co. Incorporated
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenrette Securities

Underwriting for #5.

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
Salomon Smith Barney Inc

Underwriting for #6.

Thomas Weisel Partners LLC
First Union Securities, Inc.
Friedman, Billings, Ramsey & Co. Inc.

Underwriting for #7.

Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette
CIBC Wold Markets

Underwriting for #8.

Morgan Stanley & Co. Incorporated
BancBoston Robertson Stephens Inc.
Dain Rauscher Wessels

Underwriting for #9.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jennrette Securities Corp.
U.S. Bancorp Piper Jaffray Inc.

Underwriting for #l0.



Underwriting for #11

Credit Suisse First Boston Corp.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
SoundView Technology Group, Inc.

Underwriting for #12

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
SG Cowen Securities Corporation
Morgan Stanley Dean Witter Online Inc.
E*Offering Corp.
Wit Capital Corporation

Underwriting for #13.

Goldman, Sachs & Co
Morgan Stanley & Co. Incorporated
BancBoston Robertson Stephens Inc.
Donaldson, Lufkin & Jenreette Securities Corp.
First Union n Securites, Inc.
Hambrecht & Quiest LLC
Janney Montgomery Scott LLC.

Underwriting for #14.

Salomon Smith Barney Inc.
Morgan Stanley & Co.
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
Lehman Brothers
Merrill Lynch, Pierce, Fenner & Smith Inc.

Underwriting for #15.

Credit Suisse First Boston  Corp.
Warburg Dillon Read LLC
Thomas Weisel Partners LLC

Underwriting for  #16.

Morgan Stanley & Co. Incorporated
BancBoston Robertson Stephens Inc.
Jefferies & Co.

Underwriting for #17.

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Dain Rauscher Incorporated
Underwriting for #18.

Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securitiers Corp.
Wit Capital Corproation
BancBoston Robertson Stephens Inc.
Deutsche Bank Securities Inc.
Edward D. Jones & Co.
Advest, Inc.

Underwriting for #19

Merrill Lynch, Pierce, Fenner & Smith Inc
Warburg Dillon Read LLC.
ABN AMRO Incorporated
Goldman, Sachs & Co.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
ABN AMRO Incorporated
Goldman, Sachs & Co.
Lehman Brothers Inc.
Salomon Smith Barney Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.

Underwriting  for #20

First Union

Underwriting for #21.

Warburg Dillon Read LLC
FleetBoston Robertson Stephens Inc.
SG Cowen Securities Corporation

Underwriting for #22

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corp.
FleetBoston Robertson Stephens Inc.

Underwriting for #23

Banc of America Securities LLC
Lehman Brothers Inc.

Underwriting for #24.

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
FleetBoston Robertson Stephens Inc.

Underwriting for #25

J.P. Morgan Securities, Inc.
Morgan Stanley & Co. Incorporated
Chase Securities Inc.
PainWebber Incorporated
FleetBoston Robertson Stephens Inc.

Underwriting for #26

Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette
J.C. Bradford & Co.

Underwriting for #27

Bears, Stearns & Co. Inc.
Chase Securities Inc.
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette
ING Barings LLC
Merrill Lynch, Pierce, Fenner & Smith
Morgan Stanley & Co
FleetBoston Robertson Stephens